EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

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                Bresler & Reiner, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                DOES HEREBY CERTIFY:

                FIRST:   That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                                RESOLVED, that the Certificate of Incorporation of

                                Bresler & Reiner Inc. be amended by changing the

                                Fourth Article thereof so that, as amended, said

                                Article shall be and read as follows:

                                “The total number of shares of stock which the

                                corporation shall have the authority to issue is

                                7,000,000 shares of common stock having a par

                                value of one cent ($.1) per share.  The holders of

                                common stock shall be entitled to one vote for

                                each share held.”

                SECOND:  That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

                FOURTH:  That this Certificate of Amendment of the Certificate of Incorporation shall be effective on August 30, 2004

IN WITNESS WHEREOF, said

BRESLER & REINER INC. has caused this certificate to be signed by SIDNEY M. BRESLER, its CHIEF EXECUTIVE OFFICER, this 25th day of AUGUST, 2004.

SIDNEY M. BRESLER
By:	Sidney M. Bresler, CEO